EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Today's Man, Inc. pertaining to the resale, from time to time, of 7,761,273 shares of Common Stock and 2,445,985 Common Stock Purchase Warrants and to the incorporation by reference therein of our report dated March 18, 1998, with respect to the consolidated financial statements of Today's Man, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1998 filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP
                                                         ---------------------
Philadelphia, Pennsylvania
June 15, 1998